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           [LETTER HEAD OF ATLAS CORPORATION]               NEWS RELEASE



         ATLAS CORPORATION OPTIONS DOBY GEORGE PROPERTY FOR $3 MILLION
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  Denver, CO, January 8, 1997 -- Atlas Corporation announced that it has granted an exclusive option to Aquaterre Mineral Development Ltd. to purchase Atlas'
Doby George property, located in Elko County, Nevada, for a total purchase price of $3,000,000.

  Aquaterre has paid $50,000 for this exclusive option which must be exercised on or before April 18, 1997. Upon exercise of the option, Atlas will receive $1,500,000 and on or before December 31, 1997, an additional $1,450,000 either in cash or common shares of Aquaterre. Conclusion of this transaction would allow Atlas to fully recover its costs.

  Atlas is a mining company with operations in Bolivia, gold assets in Nevada and Oregon and holds approximately 65% of Cornerstone Industrial Minerals Corporation, which is developing the Tucker Hill perlite property.


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